EXHIBIT 3.1


DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz
                                                                Entity#
                                                                E0822942006-6
                                                                Document Number:
                                                                20060721766-77

                  ARTICLES OF INCORPORATION                 Date Filed
                    (PURSUANT TO NRS 78)                    11/1/2006 7:07:43 AM
                                                            In the office of:
                                                            /s/ Dean Heller
                                                            Dean Heller
                                                            Secretary of State


1.  Name of Corporation:       RIVER EXPLORATION, INC.

2.  Resident Agent             STATE AGENT AND TRANSFER SYNDICATE, INC.
    Address:                   112 NORTH CURRIE STREET
    Name and Street            CARSON CITY, NEVADA 89703-4934


3.  Shares:                    Number of shares with par value: 75,000,000
                               Par value: $.001 Number of shares without par value:

4.  Names &                    1. ANDREW AIRD
    Addresses                     112 NORTH CURRIE STREET
    Of Board of                   CARSON CITY, NV 89703-4934
    Directors/Trustees:
                               2. ANDREW AIRD
                                  112 NORTH CURRIE STREET
                                  CARSON CITY, NV 89703-4934

                               3. ANDREW AIRD
                                  112 NORTH CURRIE STREET
                                  CARSON CITY, NV 89703-4934

5.  Purpose:                   The purpose of the Corporation shall be:

6.  Names, Addresses           Melissa Wynott for State Agent and Transfer
    and Signature of           Syndicate, Inc.
    Incorporator.              112 NORTH CURRIE STREET         /s/Melissa Wynott
                               CARSON CITY NV 89703-4934

7.  Certificate of             I hereby accept appointment as Resident Agent for
    Acceptance of              the above named corporation.         NOV. 1, 2006
    Appointment of             /s/ Melissa Wynott                   Date
    Resident Agent:            Authorized Signature of R.A. or On Behalf of R.A.
                               Company


                                                     NUMBER OF PAGES ATTACHED  1


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                                 Addendum to the

                            ARTICLES OF INCORPORATION

                                       OF

                             RIVER EXPLORATION, INC.

                                 PARAGRAPH THREE
                                     SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.


                                 PARAGRAPH EIGHT
                         ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.


                                 PARAGRAPH NINE
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.